Exhibit 99.3

Outerwall Inc. Announces New Dividend Policy and Declares First-Ever Quarterly Dividend;

Board Approves Additional $250 Million Share Repurchase Authorization

BELLEVUE, Wash. – February 5, 2015 – Outerwall Inc. (Nasdaq: OUTR) today announced that on February 3, 2015, its board of directors initiated a new quarterly dividend policy and declared a quarterly dividend of $0.30 per share of common stock. The dividend is expected to be paid on March 18, 2015, to stockholders of record at the close of business on March 3, 2015. This marks the first cash dividend paid to stockholders in the company’s history. The declaration and payment of future dividends will be subject to the board’s approval.

Also on February 3, 2015, the board of directors approved an additional share repurchase authorization of up to $250 million of its common stock, bringing the total available for repurchases to $413.7 million.

“The board’s decisions to initiate a quarterly dividend policy and increase the share repurchase authorization reflect confidence in Outerwall’s financial strength and long-term prospects and our commitment to return 75- to-100 percent of annual free cash flow to stockholders,” said Nora M. Denzel, Outerwall’s interim chief executive officer. “Quarterly dividends and share repurchases are key elements of our capital allocation strategy that also includes disciplined investments in the business.”

About Outerwall Inc.

Outerwall Inc. (Nasdaq: OUTR) has more than 20 years of experience creating some of the most profitable spaces for their retail partners. Outerwall delivers breakthrough kiosk experiences that delight consumers and generate revenue for retailers. As the company that brought consumers Redbox® entertainment, Coinstar® money services, and ecoATM® electronics recycling kiosks, Outerwall is leading the next generation of automated retail and paving the way for inventive, scalable businesses. Outerwall™ kiosks are in neighborhood grocery stores, drug stores, mass merchants, malls, and other retail locations in the United States, Canada, Puerto Rico, the United Kingdom, and Ireland. Learn more at www.outerwall.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “will,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding future dividends and share repurchases. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Outerwall Inc. or its subsidiaries, as well as from risks and uncertainties beyond Outerwall Inc.’s control. Such risks and uncertainties include, but are not limited to,

•	competition from other entertainment providers,

•	the ability to achieve the strategic and financial objectives for our entry into new businesses, including ecoATM and SAMPLEit,

•	our ability to repurchase stock and the availability of an open trading window,

•	our declaration and payment of dividends, including our board’s discretion to change the dividend policy,

•	the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers and suppliers,

•	payment of increased fees to retailers, suppliers and other third-party providers, including financial service providers,

•	the timing of new DVD releases and the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, or in sufficient quantity, for home entertainment viewing,

•	the effective management of our content library,

•	the timing of the release slate and the relative attractiveness of titles in a particular quarter or year,

•	the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands,

•	the ability to generate sufficient cash flow to timely and fully service indebtedness and adhere to certain covenants and restrictions,

•	the ability to adequately protect our intellectual property, and

•	the application of substantial federal, state, local and foreign laws and regulations specific to our business.

The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Outerwall Inc.’s expectations as of the date of this press release. Outerwall Inc. undertakes no obligation to update the information provided herein.

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Investor Contact:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@outerwall.com